UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

CREDNOLOGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	65-0970516
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

18351 Eddy Street, B Northridge, CA	91325
(Address of principal executive offices)	(Zip Code)

818-465-1295

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	COHO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.01 Changes in Control of Registrant

On May 31, 2020 (the “Closing Date”), Top Knot, Inc. USA (“TKIU”) obtained control of the Company from its previous CEO and Director, Oriel Rechtman (“Rechtman”), pursuant to a Conditional Stock Purchase Agreement, dated as of May 31, 2020 (the “SPA”), by and among TKIU and Rechtman. On the Closing Date, Rechtman caused TKIU to obtain control of the Company through the election of two new Directors to the Board of the Company (the “Transaction”). Following the Transaction, on July 7, 2020, TKIU assigned the SPA to Stonecrest Acquisitions, LLC, a Delaware limited liability company (“Stonecrest”).

In connection with the Transaction, and in reference to the October 14, 2016 agreement by and between the Company and Rechtman, and that certain Share Exchange Agreement whereby Rechtman exchanged shares of entities controlled by Rechtman, including, but not limited to; California Recycles, Inc., Landmark PLG, LLC (dba 4Service Cloud), Riteman, Inc. (dba ITatOnce, dba Evolve Partners) (collectively, the “Rechtman Entities”), for nominal control of the Company (the “Rechtman Consideration”), and Rechtman also funded $231,000 to the Company and its subsidiaries (the “COHO Debt”), on June 23, 2020 Rechtman and the Company further entered into a share exchange agreement (the “Rechtman Exchange”) whereby as conditions precedent the Company and Rechtman entered into a Debt Settlement Agreement and Termination And Release Agreement cancelling the COHO Debt and removing any liabilities the Company may have in connection to the Rechtman Entities and returned 100% control in the Rechtman Entities to Rechtman.

On the Closing Date, and as a consequence of the Transaction, a change of control of the Company occurred. As a result of the Transaction, Stonecrest now controls the Company through the Board of Directors.

On July 8, 2020, the Company filed Form 8-K disclosing a Change of Control and Departure of Directors of Certain Officers, Election of Directors, Appointment of Certain Officers.

Subsequently, commencing on July 8, 2020, the Securities and Exchange Commission (SEC) suspended trading of the Company’s securities until July 21, 2020 (“Trade Suspension”). The specific reason the Trade Suspension occurred was due to prior management of the Company having incorrectly filed Form 15 and failing to properly revoke the Reg A offering.

As a result of the Trade Suspension , Stonecrest has deemed it necessary to cancel the SPA with Rechtman. As such, the Stonecrest designees shall resign from the Board of Directors and their positions as Officers of the Company. On July 21, 2020, Stonecrest and Rechtman executed a Termination & Release Agreement cancelling the SPA.

As a consequence of the cancellation of the SPA and the reappointment of Rechtman to the Board of Directors of the Company, a change of control of the Company occurred. As a result, Rechtman now controls the Company through the Board of Directors.

Item 5.02 Departure of Directors of Certain Officers, Election of Directors, Appointment of Certain Officers;

Effective June 23, 2020, the Board of Directors of the Company accepted the resignation of Oriel Rechtman from the position of Director, CEO and Secretary.

Effective June 23, 2020, the Board of Directors of the Company unanimously elected Craig G. Delasin as Director to the Company and appointed Mr. Delasin to the office of President and Chief Executive Officer of the Company.

Effective June 23, 2020, the Board of Directors of the Company unanimously elected John D. Murphy Jr. as Director to the Company and appointed Mr. Murphy to the office of Vice-President and Treasurer of the Company.

Effective June 23, 2020, the Board of Directors of the Company unanimously appointed Paul L. Strickland to the office of Secretary of the Company.

Effective July 21, 2020, the Board of Directors of the Company accepted the resignation of Craig G Delasin from the position of Director, President, and CEO.

Effective July 21, 2020, the Board of Directors of the Company accepted the resignation of John D. Murphy Jr. from the position of Director, Vice-President and Treasurer.

Effective July 21, 2020, the Board of Directors of the Company accepted the resignation of Paul L. Strickland from the position of Secretary.

Effective July 21, 2020, the Board of Directors of the Company unanimously elected Oriel Rechtman as Director to the Company and appointed Mr. Rechtman to the office of President of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020

Crednology Holding Corp.

By:	/s/ Craig Delasin
Name:	Craig Delasin
Title:	President

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